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                                                                  EXHIBIT 10.14

                         OFFICE BUILDING LEASE AGREEMENT

                             BRICKELL BAYVIEW CENTRE

LANDLORD:                  DORAL PARK JOINT VENTURE, A FLORIDA JOINT VENTURE,

                           LENNAR MORTGAGE HOLDINGS CORPORATION, A FLORIDA
                              CORPORATION,

                           LNR/CREC BRICKELL BAYVIEW LIMITED PARTNERSHIP,
                              A FLORIDA LIMITED PARTNERSHIP, AND

                           UNIVERSAL AMERICAN REALTY CORPORATION, A DELAWARE
                              CORPORATION, AS TENANTS-IN-COMMON

TENANT:                    CONTINUCARE PROPERTY CORP., A FLORIDA CORPORATION

                              DATED: JULY 28, 1999


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                                TABLE OF CONTENTS
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                                                                                                               PAGE NO.
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
1.       Definitions and Basic Provisions.........................................................................1
2.       Lease Grant..............................................................................................4
3.       Rent.....................................................................................................4
4.       Landlord's Obligations...................................................................................6
5.       Reimbursement for Operating Costs........................................................................8
6.       Permitted Use...........................................................................................11
7.       Tenant's Repairs and Alterations........................................................................12
8.       Subletting and Assigning................................................................................13
9.       Indemnity...............................................................................................14
10.      Subordination and Mortgagee's Right to Cure Landlord's Defaults.........................................15
11.      Rules and Regulations...................................................................................15
12.      Inspection..............................................................................................15
13.      Condemnation............................................................................................15
14.      Casualty................................................................................................16
15.      Holding Over............................................................................................16
16.      Taxes on Tenant's Property..............................................................................16
17.      Events of Default.......................................................................................17
18.      Remedies................................................................................................17
19.      Attorneys'Fees..........................................................................................19
20.      Liens...................................................................................................19
21.      Waiver of Subrogation...................................................................................20
22.      Tenant's Insurance......................................................................................20
23.      Brokerage...............................................................................................21
24.      Building Name...........................................................................................21
25.      Estoppel Certificates...................................................................................22
26.      Notices.................................................................................................22
27.      Force Majeure...........................................................................................22
28.      Severability............................................................................................22
29.      Amendments; Binding Effect..............................................................................22
30.      Quiet Enjoyment.........................................................................................23
31.      Gender..................................................................................................23
32.      Joint and Several Liability.............................................................................23
33.      Captions................................................................................................23
34.      Exhibits and Attachments................................................................................23
35.      No Joint Venture........................................................................................23
36.      Time of the Essence.....................................................................................23
37.      Evidence of Authority...................................................................................23
38.      Governing Law...........................................................................................23
39.      Entire Agreement........................................................................................23
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
40.      Exculpation..........................................................................................24
41.      Covenants are Independent............................................................................24
42.      Right to Relocate....................................................................................24
43.      Hazardous Materials..................................................................................24
44.      Interpretation.......................................................................................25
45.      No Recordation of Lease..............................................................................26
Special Provisions............................................................................................26

EXHIBIT "A"..............................................................................Description of Property
EXHIBIT "A-1"................................................................................Outline of Premises
EXHIBIT "B"...........................................................................Memorandum Confirming Term
EXHIBIT "C"................................................................................Rules and Regulations
EXHIBIT "D"...................................................................................Special Provisions
EXHIBIT "E"..........................................................................................Work Letter
EXHIBIT "F"...................................................................................Corporate Guaranty
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                         OFFICE BUILDING LEASE AGREEMENT

         This Office Building Lease Agreement (the "Lease") is entered into as of the 28th day of July, 1999, by and between DORAL PARK JOINT VENTURE, a Florida joint venture, as tenant in common as to an undivided 60.2% interest, LENNAR MORTGAGE HOLDINGS CORPORATION, a Florida corporation, as tenant in common as to an undivided 17.1% interest, LNR/CREC BRICKELL BAYVIEW LIMITED PARTNERSHIP, a Florida limited partnership, as tenant in common as to an undivided 5% interest, and UNIVERSAL AMERICAN REALTY CORPORATION, a Delaware corporation, as tenant in common as to an undivided 17.7% interest, (collectively the "Landlord"), and CONTINUCARE PROPERTY CORP., a Florida corporation ("Tenant").

                              W I T N E S S E T H:

         1. DEFINITIONS AND BASIC PROVISIONS. Certain definitions and provisions (the "Basic Lease Information") of this Lease are:

         1.1      Lease Date:           July 28, 1999

         1.2      Tenant:               CONTINUCARE PROPERTY CORP., a Florida
                                        corporation

         1.3      Tenant's Address:     Suite 2300
                                        80 Southwest 8th Street
                                        Miami, Florida 33130

                  Contact:              Raquel Libman, Associate General Counsel

                  Telephone:            (305) 350-7515

         1.4      Landlord:             DORAL PARK JOINT VENTURE, a Florida
                                        joint venture, as tenant in common as to an undivided 60.2% interest, LENNAR
                                        MORTGAGE HOLDINGS CORPORATION, a Florida corporation, as tenant in common as to an undivided 17.1% interest, LNR/CREC
                                        BRICKELL BAY VIEW LIMITED PARTNERSHIP, a
                                        Florida limited partnership, as tenant
                                        in common as to an undivided 5%
                                        interest, and UNIVERSAL AMERICAN REALTY
                                        CORPORATION, a Delaware corporation, as
                                        tenant in common as to an undivided
                                        17.7% interest

         1.5      Landlord's Address:   c/o Continental Real Estate Companies
                                        Commercial Properties Corp.
                                        Suite 2801-A
                                        80 Southwest 8th Street
                                        Miami, Florida 33130
                                        Attention:  Managing Agent

                  with a copy to:       Michael E. Fincher, Esq.
                                        Fincher & Associates, PC
                                        Centennial Tower
                                        101 Marietta Street, Suite 3650
                                        Atlanta, Georgia 30303

         1.6 Premises: Suite No. 2300, totaling 10,167 rentable square feet, in the office building located at 80 Southwest 8th Street, Miami, Florida 33130 (the "Building"), known as Brickell BayView Centre. The Building and the land upon which it is situated, which land is more particularly described in Exhibit "A" attached hereto and incorporated herein by reference, are herein sometimes collectively called the "Project".

         1.7 Lease Term: The period commencing on August 23, 1999, or the earlier date Tenant occupies the Premises (the "Commencement Date"), and continuing for sixty (60) months thereafter. If the Commencement Date is a date other than the first day of a month, the Lease Term shall consist of said number of months in addition to the remainder of the month in which the Commencement Date occurs.

         1.8 Base Rent:

                                 RATE PER        MONTHLY             ANNUAL
             PERIOD            SQUARE FOOT      BASE RATE           BASE RATE
             ------            -----------      ---------           ---------
         Months 1 - 12           $ 18.00       $ 15,250.50       $ 183,006.00
         Months 13 - 24          $ 18.63       $ 15,784.27       $ 189,411.21
         Months 25 - 36          $ 19.28       $ 16,334.98       $ 196,019.76
         Months 37 - 48          $ 19.95       $ 16,902.64       $ 202,831.65
         Months 49 - 60          $ 20.65       $ 17,495.71       $ 209,948.55

         1.9 Security Deposit: $15,250.50. Simultaneously with the execution of the Lease, Tenant shall deposit with Landlord an irrevocable Letter of Credit in the amount of $150,000 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of the Lease. Provided that Tenant is not in default hereunder, the amount of the Letter of Credit shall decline by $30,000 on the last day of the first Lease Year, $30,000 on the last day of the second Lease Year, $30,000 on the last day of the third Lease Year and $30,000 on the last day of the fourth Lease Year. The irrevocable Letter of Credit provided for under this section shall be a "clean" Letter of Credit, require no documents, and shall be in form, scope and substance satisfactory to Landlord and be issued by Bank Atlantic or any local bank agreed upon by Landlord. The Letter of Credit shall be in compliance with all applicable laws and regulations, including, without limitation, applicable regulations of the Comptroller of the currency. Said Letter of Credit shall be



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for the term of the Lease. It is agreed that in the event Tenant defaults in the performance of any of the terms, provisions, covenants and conditions of the Lease, including but not limited to, the payment of rent and additional rent, subject to any applicable grace or cure periods, Landlord shall have the right but shall not be required to, from time to time, without prejudice to any other remedy Landlord may have on account thereof, to present the Letter of Credit for payment and to retain the proceeds as security in the event of an occurrence as stated above, to use, apply or retain the whole or any part of the proceeds to the extent required for the payment of any rent or additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in the performance of any of the terms, provisions, covenants and conditions of the Lease, including but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord after a demand by Landlord. Tenant shall within five (5) days replenish any funds so used, applied or retained by Landlord provided that (i) Landlord provides Tenant with an accounting of the funds used, applied or retained by Landlord, and (ii) Landlord releases any unused funds to the Tenant so that those funds may be converted into the appropriately funded letter of credit. If Landlord presents the Letter of Credit for payment, no interest shall be payable to Tenants on the proceeds. In the event that Tenant shall fully and faithfully comply with all of the terms, provision, covenants and conditions of the Lease, the Letter of Credit shall be returned to Tenant after the date fixed as the end of the term of the Lease, delivery of possession of the Premises to Landlord in the condition required by the Lease and the payment of all obligations set forth in the Lease. In the event of a sale of the land and Building or leasing of the Building or of the land and Buildings, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new Landlord for the return of said security; and it is agreed that the provision hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it shall not assign or encumber or attempt to assign or encumber the Letter of Credit deposited herein (or the proceeds thereof) as security that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         1.10 Tenant's Share: The percentage that expresses the ratio between the number of rentable square feet comprising the Premises (10,167), and the number of rentable square feet of the Building (286,341), which, for the purposes of the Lease, shall be 3.55%. In determining the number of rentable square feet comprising the Premises, the number of usable square feet therein was multiplied by 1.15.

         1.11 Permitted Use: General office premises including physician practice management and home health care.

         1.12 Lease Year: The period of twelve (12) months or less commencing with the Commencement Date and ending at midnight on the following December 31, each successive period of twelve (12) months thereafter during the Lease Term, and the final period of twelve (12) months or less commencing on January 1 of



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the year in which the Lease Term expires. During any Lease Year within the Lease
Term that is less than twelve (12) full months, any amount to be paid for such period shall be prorated, based on the actual number of months and the actual number of days of any partial month.

         1.13 Number of Parking Spaces: 1.7 spaces per 1,000 square feet of rentable space. The Initial Rate for all spaces shall be $65.00 per space per month, subject to periodic increases, not to exceed 3.5% per annum. Subject to availability, Tenant shall have the right to lease additional spaces in the Building's parking garage at the same monthly rate, on a month-to-month basis.

      2. LEASE GRANT.

         2.1 In consideration of the Rent (as hereinafter defined) to be paid and the other covenants and agreements to be performed by Tenant, Landlord does hereby lease, demise and let unto Tenant the Premises, shown on the plan attached hereto as EXHIBIT "A-1" and incorporated herein by reference, commencing on the Commencement Date and ending on the last day of the Lease Term, unless sooner terminated as herein provided. No easement for light, air or view is granted, given or implied herein.

         2.2 If this Lease is executed before the Premises become vacant, or otherwise available for occupancy, or if any tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to the Commencement Date, or if Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant, on the scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and Tenant shall accept possession of the Premises when Landlord is able to tender the same, and such date on which Landlord tenders possession of the Premises shall be the Commencement Date of the Lease. If Landlord shall be delayed in substantially completing the Premises as a result of (i) Tenant's request for materials other than Landlord's standard, or (ii) Tenant's changes in the approved plans, or (iii) Delays in performance of work by a person, firm or corporation employed by Tenant (collectively, "Tenant's Delay"), the scheduled Commencement Date shall not be postponed, and the Lease Term and Tenant's obligation to pay Base Rent and Additional Rent (as hereinafter defined) shall commence as of the scheduled Commencement Date. The taking of possession of all or any portion of the Premises shall be deemed proof that Tenant has accepted the same as suitable for the purposes herein intended and has acknowledged that the same comply with Landlord's obligations. Within ten (10) days after request of Landlord, if Landlord makes such a request, Tenant shall give Landlord a document confirming the Commencement Date, and certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord's obligations hereunder. Such document shall be in the form attached hereto as EXHIBIT "B" and incorporated herein by reference. Tenant's failure to execute and return said document within the aforesaid ten (10) day period shall constitute an acceptance of the document as delivered by Landlord.

      3. RENT.

         3.1 Tenant agrees to pay to Landlord in advance on or before the first day of each month the Base Rent, subject to adjustment as hereinafter provided, without deduction or set off, for each month of the entire Lease Term, at the Landlord's address as set forth herein. ONE SUCH MONTHLY INSTALLMENT TOGETHER



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WITH THE LETTER OF CREDIT AND SECURITY DEPOSIT SHALL BE DUE AND PAYABLE BY
TENANT TO LANDLORD UPON EXECUTION OF THIS LEASE, and a like monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement Date during the Lease Term. Base Rent for any period of less than a full month shall be prorated, based on the actual number of days in the partial month this Lease is in effect.

         3.2 In addition to and along with the monthly installments of Base Rent pursuant to Subsection 3.1 hereof, Tenant shall pay to Landlord an amount equal to the sum of all taxes on Rent directly or indirectly imposed by any government entity (the "Rent Tax") as Additional Rent.

         3.3 If any installment of the Base Rent, or any other sums owed by Tenant to Landlord under this Lease, is not received within five (5) days after the due date thereof, without implying Landlord's consent to such late payment, or if Landlord pays a sum on behalf of or for Tenant (which Landlord may do in Landlord's sole and absolute discretion), and Landlord is not repaid such sum within ten (10) days after demand therefor is made, Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of the Base Rent or such other sum owed, a late payment charge equal to five percent (5%) of the installment of Base Rent or such other sum owed for the first late payment in any Lease Year, and ten percent (10%) of the installment of the Base Rent or such other sums owned for any additional late payment in any Lease Year. Said late payment charge shall constitute liquidated damages and shall be for the purpose of reimbursing Landlord for additional costs and expenses which Landlord expects to incur in connection with the handling and processing of late installment payments of the Base Rent and such other sums owed by Tenant to Landlord hereunder. If there is a late payment by Tenant, the damages resulting to Landlord will be difficult to ascertain precisely, and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages and does not constitute interest. Notwithstanding the foregoing, such late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant pursuant to this Lease. If any check delivered to Landlord by Tenant in payment of Base Rent or Additional Rent is not honored by the financial institution upon which such check was drawn and is returned to Landlord for any reason whatsoever, Landlord may impose, as Additional Rent, a returned check service charge of $15.00 or five percent (5%) of the amount of such returned check, whichever is greater, each time a check is not honored and returned to Landlord. Such returned check service charge shall be in addition to and not in lieu of any late payment charge. If any two (2) checks delivered to Landlord by Tenant during the Lease Term in payment of Base Rent or Additional Rent are not honored by the financial institution upon which such checks were drawn are returned to Landlord for any reason whatsoever, Landlord may require, upon written notice to Tenant, that any and all subsequent payments of Base Rent or Additional Rent be made by either cash, money order or cashier's check for the balance of the Lease Term.

         3.4 The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. Such deposit shall not be considered an advance payment of Rent or a measure of Landlord's damages in a default by Tenant. No interest or other such return shall be paid on said Security Deposit. Upon any event of default by Tenant, Landlord may (but shall not be obligated to), without prejudice to any other remedy, use the Security Deposit to the extent necessary to fund any arrearage




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of Rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied to restore the Security Deposit to its original amount. If there is not then an event of default, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease. If, after the expiration or earlier termination of the Lease, and after Tenant has vacated the Leased Premises, such Leased Premises require work to repair any damage in the Leased Premises (beyond reasonable and ordinary wear and tear), Landlord reserves the right to apply all or a portion of the Security Deposit to such costs necessary to repair the Leased Premises. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit. The Security Deposit may be co-mingled or combined with other accounts or funds of Landlord.

         3.5 All sums other than Base Rent payable by Tenant to Landlord under this Lease shall constitute "Additional Rent". Base Rent and Additional Rent are herein referred to collectively as "Rent". All Rent due hereunder shall bear interest from the due date until paid in full at a rate equal to the lesser of:
(a) the prime interest rate in effect from day to day at Bank of America/Nations Bank of Florida, plus three (3) percentage points; or (b) the maximum legal rate allowed by law (the "Default Rate"). If more than the maximum legal rate of interest should ever be collected with regard to any sum due hereunder, said excess amount shall be credited against future payments of Rent accruing thereafter. If no such further Rent accrues hereunder, said excess sums shall be promptly refunded by Landlord to Tenant upon demand by Tenant.

         3.6 No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check of payment without prejudice to Landlord's right to recover the balance or to pursue any other remedy.

      4. LANDLORD'S OBLIGATIONS.

         4.1 Subject to the limitations hereinafter set forth, Landlord shall furnish Tenant while occupying the Premises and while Tenant is not in default under this Lease facilities to provide (a) water at those points of supply provided for general use of tenants of the Building; (b) heat and air conditioning in season, from 7:00 a.m. to 7:00 p.m. Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturdays, except for holidays, at temperatures and amounts reasonably considered by Landlord to be standard, such service at night and on Saturday afternoons, Sundays and holidays to be furnished only at the written request of Tenant, who shall pay upon demand Landlord's actual charges for such services; (c) janitorial services to the Premises on weekdays other than holidays and window washing as may, in Landlord's judgment, be reasonably required; and (d) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of elevators to be in operation at times other than during customary business hours for the Building and on holidays. Landlord also agrees to maintain the public and common areas (the "Common Facilities") of


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the Building, such as lobbies, stairs, corridors and rest rooms, in reasonably good order and condition, except for damage caused by Tenant, or its employees, agents or invitees. If Tenant desires services specified in this Section at any time other than times herein designated, such service shall be supplied to Tenant only at the request of Tenant delivered to Landlord before 3:00 p.m. on the date which is two (2) business days preceding such extra usage. Tenant shall pay to Landlord as Additional Rent the cost of such service upon receipt of a bill therefor.

         4.2 Without additional cost to Tenant, Landlord shall provide standard electric lighting and current for Tenant's use of the Premises and shall make available electric lighting and current for the common areas of the Building in the manner and to the extent deemed by Landlord to be standard. If Tenant's use of electric current (a) exceeds 110 volt power, or (b) exceed that required for routine lighting and operation of general office machines (such as typewriters, dictating equipment, desk model adding machines and the like) which use 110 volt electrical power, then the Tenant shall pay on demand the Landlord's actual cost of any such excess. Without Landlord's prior consent, Tenant shall not install any data processing or computer equipment in the Premises or any other equipment which it shall require for its use other than the normal electrical current or other utility service. Whenever heat generating machines or equipment (other than general office machines described above) are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord shall have the right to install supplemental air conditioning units or other supplemental equipment in the Premises, and the Landlord's actual cost thereof, including without limitation, the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord on demand. The rate charged by Landlord shall not exceed the rate prevailing for Tenant as a user as established by the applicable rate classification published from time to time by the local electric power company or other utility supplier. The obligation of the Landlord to make available such utilities shall be subject to the rules and regulations of the supplier of such utilities and of any municipal or other governmental authority regulating the business of providing such utility service. Tenant will be billed monthly for such additional utility service and all such charges shall be considered due upon delivery of such bill and be deemed Additional Rent due from Tenant.

         4.3 Landlord shall not be liable or responsible to Tenant for loss, damages or expense Tenant sustains or incurs if either the quantity or character of any utility service is changed or is no longer available or is no longer suitable for Tenant's requirements. Tenant covenants and agrees that its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations. Any riser or risers or wiring required or necessary to meet Tenant's excess electrical requirements upon written request of Tenant will be installed by Landlord at the sole cost and expense of Tenant (if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. At any time when Landlord is making such additional utility service available to the Premises, Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of such additional utility service. If Landlord gives any such notice of discontinuance, Landlord shall make all the necessary arrangements with the




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public utility supplying the utilities to the Premises with respect to obtaining such additional utility service to the Premises, but Tenant will contract directly with such public utility for the supplying of such additional utility service to the Premises).

         4.4 Failure to any extent to make available, or any slow-down, stoppage or interruption of, these defined services resulting from any cause (including, but not limited to, Landlord's compliance with (a) any voluntary or similar governmental or business guideline now or hereafter published or (b) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable for damages to person, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. If any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages for any interruptions in service occasioned thereby or resulting therefrom.

         4.5 Tenant's obligations to pay Additional Rent pursuant to this
Article 4 shall continue to the actual date of expiration or termination of this Lease. If as the result of Tenant's uncured breach of the Lease, or the expiration of the Lease Term, Landlord terminates this Lease without waiving Landlord's right to seek damages against Tenant, Tenant's obligation to pay any and all Additional Rent pursuant to this Article 4 shall not terminate as a result thereof.

         4.6 Landlord may at any time remodel or alter the Building or the Project, or change the location of any entrance thereto, or any other portion thereof not occupied by Tenant, and the same shall not constitute a constructive, actual, total or partial eviction.

      5. REIMBURSEMENT FOR OPERATING COSTS.

         5.1 Definitions: The definitions set forth in this Subsection 5.1 shall be applied whenever any of the following terms are used in this Section 5.

                  5.1.1 Operating Costs: shall mean all costs paid by Landlord or its representatives in connection with the ownership, management, maintenance, operation, insuring, repairing, redecorating, cleaning and securing of the Building (including the parking area(s)), as determined by Landlord to be necessary or appropriate, including, without limitation, all of the following costs:

                  5.1.1.1 All wages, salaries, commissions and related expenses of all on-site and off-site agents, employees and contractors engaged in the management, operation, maintenance, repair, redecoration , cleaning, and security of the Building, plus the costs of all management, maintenance, and security offices in the Building.

                  5.1.1.2 All supplies and materials used and labor charges incurred in the management, operation, maintenance, repair, redecoration, cleaning and security of the Building.

                  5.1.1.3 All equipment purchased or leased for the performance of Landlord's obligations hereunder.


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                           5.1.1.4 All management, maintenance, cleaning,
         security, promotional and other service agreements for the Building and the equipment therein, including, without limitation, alarm service, security service, window cleaning, and elevator and escalator maintenance.

                           5.1.1.5 All accounting, legal and engineering fees and expenses, including, without limitation, the cost of audits by certified public accountants.

                           5.1.1.6 All insurance premiums, including, without limitation, fire, casualty, extended coverage, public liability, rent abatement, boiler, and worker's compensation insurance applicable to the Building, Landlord's employees and Landlord's personal property used in connection therewith.

                           5.1.1.7 All repair, restoration, and redecorating (including painting, wallpapering and floor covering), maintaining and repairing of the Building, structural or non-structural, including, without limitation, the mechanical, electrical, heating, ventilating and air conditioning equipment, landscape maintenance and the replacement of trees and shrubbery.

                           5.1.1.8 All removing of trash, rubbish, garbage and other refuse from the Building, as well as removal of ice and snow from the sidewalks, driveways and parking lots.

                           5.1.1.9 All amortization of the cost of acquisition and installation of capital improvements, determined in a manner consistent with generally accepted accounting principles, consistently applied, (including accounting, legal, architectural and engineering fees incurred in connection therewith) made to the Building subsequent to the Commencement Date which (i) will improve operating efficiencies or the quality of the Building; (ii) may be required by any law; or
         (iii) improve or enhance the health of persons in the Building or safety of the Building.

                           5.1.1.10 All charges for electricity, gas, water, sewer, and other utilities furnished to or services or privileges made available to users of the Building.

                           5.1.1.11 All ad valorem property taxes covering all real and personal property constituting a part of the Building, including, but not limited to, all general and special assessments of every kind except for the Rent Tax set forth in Section 3.2.

                           5.1.1.12 All other expenses of maintaining, operating, insuring, securing, managing, cleaning, redecorating or repairing the Building, whether or not any of the foregoing shall be designated "real property tax," "excise tax," "business tax" or designated in any other manner, except the Rent Tax.

         Notwithstanding anything contained herein to the contrary, the amount of any annual increase in Tenant's Share of Controllable Operating Costs (defined as all Operating Costs defined in Section 5.1.1 other than those set forth in paragraphs 5.1.1.6, 5.1.1.8, 5.1.1.10 and
         5.1.1.11 above) shall not exceed four percent (4%).

                  5.1.2 Notwithstanding any of the foregoing to the contrary, Operating Costs shall not include:

                           5.1.2.1 Costs which are directly reimbursed to
                  Landlord by other tenants.

                           5.1.2.2 Payments on mortgages or ground leases owed
                  by Landlord.

                           5.1.2.3 Costs of leasehold improvements for which
                  Landlord has agreed to pay.

                           5.1.2.4 Payment of any return on equity to any owner
                  of the Building.

                           5.1.2.5 Costs reimbursed by proceeds of insurance.

                           5.1.2.6 Costs of the initial construction of the
                  Building or any depreciation thereof.

                           5.1.2.7 Payments of claims, damages or expenses
                  resulting from any willful misconduct of Landlord or any of its authorized representatives.

                  5.1.3 Tenant's Share: Shall mean the percentage that expresses the ratio between the number of rentable square feet comprising the Premises (10,167) and the number of rentable square feet of the Building (286,341), which, for the purposes of the Lease, shall be 3.55%.

         5.2 Payment of Operating Costs by Tenant: In addition to the Base Rent, Tenant agrees to pay as Additional Rent to Landlord Tenant's Share of Estimated Operating Costs in excess of the Operating Costs for the Building for the calendar year 2000 on a per rentable square foot per annum basis and adjusted as required herein (the "Initial Operating Costs"), which Additional Rent shall be due in twelve (12) equal installments in each Lease Year. All subsequent payments of Tenant's Share of Operating Costs shall be due and payable without demand, deduction or set off in advance on or before the first day of each month of the Lease Term. During any Lease Year within the Lease Term that is less than twelve (12) full months, any amount to be paid with respect to such period shall be proportionately adjusted based on that portion of the Lease Year that this Lease is in effect.

         5.3 Calculation of Operating Costs: As promptly as practical following the end of each calendar year, Landlord shall provide Tenant with Landlord's estimate of Tenant's Share of Estimated Operating Costs for the following Lease Year. Thereafter, the amount of Tenant's Share of Estimated Operating Costs shall be adjusted to the amount set forth in Landlord's notice. As promptly as practical after the end of each Lease Year, Landlord shall compute the actual Operating Costs for the previous Lease Year. If Tenant's Share of the actual Operating Costs is greater than the amount Tenant paid to Landlord as Tenant's Share of the Estimated Operating Costs for the previous Lease Year, Tenant shall, within fifteen (15) days after receipt of notice of Tenant's Share of actual Operating Costs, pay to Landlord as Additional Rent an amount equal to the difference between Tenant's Share of actual Operating Costs and Tenant's

Share of Estimated Operating Costs. If Tenant's Share of the actual Operating Costs for any Lease Year is less than the amount Tenant paid to Landlord as Tenant's Share of Estimated Operating Costs for such Lease Year, such excess amount shall be applied against the installment of Additional Rent next coming due until the same has been fully applied.

         5.4 Adjustments to Operating Costs: Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year, appropriate adjustments shall be made to determine Operating Costs as though the Building has been ninety percent (90%) occupied in such calendar year.

         5.5 Audit Rights: Within thirty (30) days of Tenant's receipt of the operating statement, Tenant at its sole cost and expense shall have the right to review in Landlord's offices and during normal business hours Landlords records of Operating Costs stated in the operating statement. If within such thirty (30) day period, Tenant does not give written notice stating in detail reasonable objections to such calculations, Tenant shall be deemed to have given approval of such calculations. Failure to pay such Additional Rent, whether or not under protest, within said thirty (30) day period and failure to cure such default within ten (10) days thereafter shall constitute an event of default hereunder.

      6. PERMITTED USE. Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor shall Tenant use, store, or discharge any "Hazardous Material" as defined in
Section 43 hereof, nor permit anything to be done which will in any way increase the rate of insurance on the Building or contents; and if, by act of Tenant, there is any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct, then such acts of Tenant shall be an event of default hereunder and Tenant shall pay to Landlord the amount of such increase on demand. Acceptance of such payment shall not constitute a waiver of any of Landlord's other rights provided herein. Tenant will conduct its business and control its agents, employees and invitees to not create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies of bodies having jurisdiction thereof) with reference to the use, condition or occupancy of the Premises as well as the provisions of all recorded documents affecting the Building. Tenant will not, without the prior consent of Landlord, which will not be unreasonably withheld considering the Building standards and the Building's construction rules and regulations, paint, install lighting or install any signs, window or door lettering or advertising media of any type on or about the Premises. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designated to carry or which is allowed by law. Landlord hereby reserves the right to prescribe the weight and position of all safes or other unusually heavy equipment which must be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's sole cost and expense, in settings sufficient in Landlord's judgement to absorb and prevent transmission of vibration, noise and annoyance. Tenant shall not install or use in the Premises any electrical machinery or appliances which in Landlord's sole judgement may overload the electrical wiring or equipment capacity in the Premises or the Building.

      7. TENANT'S REPAIRS AND ALTERATIONS.

         7.1 Tenant will not deface or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, employees or invitees. Tenant shall take good care of the Premises and keep them free from waste and nuisance of any kind. Tenant shall keep the Premises, including all fixtures installed by Tenant, in good condition, and to make all necessary non-structural repairs except those caused by fire, casualty or acts of God covered by Landlord's insurance policy covering the Building, (if any). The performance by Tenant of its obligations to maintain and make repairs shall be conducted only by contractors and subcontractors consented to by Landlord, and Tenant shall procure and maintain and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord requires in connection with such maintenance and repair. Tenant shall prohibit any contractor it engages or subcontractor or material suppliers engaged through such contractor from filing any notice or notices of commencement of public record as a part of or in connection with work on the Premises. Tenant hereby further covenants and agrees to provide Landlord with copies of any notices Tenant receives in connection with such work.

         7.2 If Tenant fails to make the repairs described above within fifteen
(15) days after the occurrence of the damage or injury, Landlord may at its option make such repair, and Tenant shall, upon demand therefor, pay Landlord for the cost thereof. At the end or other termination of this Lease, Tenant shall deliver the Premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted; and shall deliver to Landlord all keys to the Premises.

         7.3 Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Landlord, which will not be unreasonably withheld provided that such alterations meet Building standards. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord's property on termination or expiration of this Lease and shall remain on the Premises without compensation to Tenant, provided that Landlord, at its option, may by notice to Tenant, require Tenant to remove any such alterations, additions or improvements at Tenant's cost and restore the Premises to the condition of the Premises at the Commencement Date, normal wear and tear excepted. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant elects, and shall be removed if required by Landlord, or if not removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises or the structure of the Building or the plumbing, electrical or other utilities.

         7.4 There shall be no allowance to Tenant for a diminution of rental value of the Premises and no liability on the part of Landlord for inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions, or improvements in or to any portion of the Project or the Premises, or in or to any fixtures or personal property attached thereto or located therein.

      8. SUBLETTING AND ASSIGNING.

         8.1 Tenant shall not assign, mortgage or encumber this Lease, nor sublet, suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord, which shall not be unreasonably withheld. If this Lease is assigned, or if the Premises or any part hereof be sublet or occupied by anyone other than Tenant, without Landlord's prior consent, Landlord may collect from the assignee, subtenant or occupant, and apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be a waiver of this covenant, or the acceptance of the assignee, subtenant or tenant, or a release of Tenant from the further performance of its covenants herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining Landlord's written consent to any further assignment or subletting.

         8.2 For the purposes of this Lease, an "assignment" prohibited by this
Section 8 shall be deemed to include the following: if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law) of any one or more of the partners thereof, if such withdrawal represents twenty-five (25%) or more of the partners in the partnership as then constituted, or the dissolution of the partnership; or, if Tenant consists of more that one person, a purported assignment, transfer, mortgage of encumbrance (voluntary, involuntary, by operation of law or otherwise) from one thereof to the other or other thereof, or to any third party; or, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of fifty percent (50%) or more of its capital stock from the ownership existing on the date of execution hereof, or, the sale of fifty percent (50%) of the value of the assets of Tenant.

         8.3 Notwithstanding the foregoing, without Landlord's consent, but upon ten (10) days' written notice to Landlord, this Lease may be assigned, or the Premises may be sublet, to any corporation which is a parent, subsidiary or affiliate of Tenant. For the purposes of this Section 8, a "parent" shall mean a corporation which owns not less than one hundred percent (100%) of the outstanding stock of Tenant, a "subsidiary" shall mean any corporation not less than one hundred percent (100%) of whose outstanding stock shall be owned by Tenant, and an "affiliate" shall mean any corporation not less than one hundred percent (100%) of whose outstanding stock shall be owned by Tenant's parent.

         8.4 No less than thirty (30) days prior to the effective date of a proposed assignment or sublease (other than one made pursuant to Subsection 8.3), Tenant shall offer to reconvey to Landlord, as of said effective date, that portion of the Premises which Tenant is seeking to assign or sublet, which offer shall contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all future Rent and other obligations under this Lease for the Premises or portion thereof so reconveyed. Landlord, in its absolute discretion, shall accept or reject the offered reconveyance within thirty (30) days of the offer. If Landlord accepts, the reconveyance shall be evidenced by an agreement acceptable to Landlord in form and substance. If Landlord fails to accept or reject the offer within the thirty (30) day period, Landlord shall have rejected the offer.

         8.5 If Landlord rejects or is deemed to have rejected Tenant's offer of reconveyance and if Landlord gives its consent to any assignment of this Lease or to any sublease, or if Tenant is otherwise permitted to make any assignment or sublease pursuant to this Lease, Tenant shall in consideration therefore, pay to Landlord, as Additional Rent:

                  8.5.1 For an assignment, an amount equal to all sums and consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental, or use of Tenant's Property in excess of the then unamortized value of Tenant's Property as reflected in Tenant's federal income tax returns) less the reasonable brokerage commissions and legal fees, if any, actually paid by Tenant in connection with such assignment; and

                  8.5.2 For a sublease, any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant (including any sums paid for the sale, rental or use of Tenant's Property in excess of the then unamortized value of Tenant's Property as reflected in Tenant's federal income tax returns) that are in excess of the Rent during the term of the sublease with respect to the subleased space, less the reasonable brokerage commissions and legal fees, if any, actually paid by Tenant in connection with such subletting.

The sums payable under this Subsection 8.5 shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.

         8.6 Tenant shall reimburse Landlord on demand for any reasonable costs that Landlord may incur in connection with said assignment or sublease, including the reasonable costs of investigating the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

         8.7 No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of its obligations hereunder.

      9. INDEMNITY. Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, demands, losses and actions (including attorneys' fees) for any injury to person or damage to or loss of property on or about the Premises caused in whole or in part by the negligence or misconduct of, or breach of the Lease by Tenant, its employees, subtenants, invitees or by any other person entering the Premises, the Building, or the Project under express or implied invitation of Tenant, or arising out of Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition of other governmental body or authority, by other tenants of the Building or any other matter, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful misconduct.

      10. SUBORDINATION AND MORTGAGEE'S RIGHT TO CURE LANDLORD'S DEFAULTS. This Lease and all rights of Tenant hereunder are subject and subordinate to any deeds to secure debt, mortgages or any other instruments of security, as well as to any ground leases, that now or hereafter cover all or any part of the Building, the land situated beneath the Building or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such instruments. This provision shall be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however upon demand execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgement of Landlord may be necessary or proper to confirm or evidence such subordination. Notwithstanding the generality of the foregoing provisions of this Section, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such instruments to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate. Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such instruments, or sale of the Building pursuant to any such instruments, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease. The agreement of Tenant to attorn upon demand of Landlord's mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale. Tenant shall upon demand at any time or times before or after any such foreclosure sale, execute, acknowledge and deliver to Landlord's mortgagee any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment. Tenant hereby irrevocably appoints Landlord's mortgagee as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

      11. RULES AND REGULATIONS. Tenant and Tenant's agents, employees and invitees will comply with all the rules and regulations of the Building which are attached hereto as Exhibit "C" and incorporated herein by reference. Landlord in its sole judgement shall have the right to change such rules and regulations or to promulgate other rules and regulations in a manner deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant.

      12. INSPECTION. Landlord or its officers, agents, and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in any emergency, at any hour) to (a) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein) or (b) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

      13. CONDEMNATION. If the Premises, or any part thereof, or if the Building or any portion of the Building, leaving the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date of this Lease, shall be taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, then the Lease Term shall, at the sole option of Landlord, forthwith cease and terminate. All compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant.

      14. CASUALTY. If the Building is totally destroyed by fire or other casualty or if the Premises or Building is so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, Landlord or Tenant may at its option terminate this Lease, in which event the Rent shall be abated during the unexpired portion of this Lease effective from the date of such damage. If the Building or the Premises are damaged by fire, tornado or other casualty covered by Landlord's insurance, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but neither Landlord nor Tenant elects to terminate this Lease, Landlord shall within ninety (90) days after the date of such damage commence to rebuild or repair the Building and/or Premises and proceed with reasonable diligence to restore the Building and/or Premises to not less than substantially the same condition in which it was immediately prior to the casualty, except Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant in the Premises. There shall be a fair diminution of Rent during the time the Premises are unfit for occupancy, which shall be based on a good faith determination of the degree of the impairment to Tenant's use and enjoyment of the Premises. If any mortgagee under a deed to secure debt, security agreement or mortgage requires the insurance proceeds be applied against the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant; however, Landlord shall notify Tenant within thirty (30) days after any such mortgagee gives a notice to Landlord of such election to apply such proceeds against the mortgage debt, of the fact that such mortgagee has done so. Except as hereinafter provided, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

      15. HOLDING OVER. Should Tenant hold over in the Premises after the expiration of the Lease Term, unless otherwise agreed to in writing by Landlord, such holding over shall constitute a tenancy at will, at a daily rental equal to twice the daily Rent payable for the last month of the Lease Term, and Tenant shall pay to Landlord all damages that Landlord may suffer on account of Tenant's failure to surrender to Landlord possession of the Premises, and Tenant will indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of the Premises against Landlord because of Landlord's delay in delivering possession of the Premises to said succeeding tenant resulting from the holdover by Tenant of the Premises. The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over.

      16. TAXES ON TENANT'S PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises (herein called "Tenant's Property"). If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

      17. EVENTS OF DEFAULT. The following shall be events of default by Tenant under this Lease:

         17.1 Tenant shall fail to pay when due any Rent or other sums payable by Tenant hereunder (or under any other lease now or hereafter executed by Tenant in connection with the Building).

         17.2 Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with the Building).

         17.3 Tenant or any guarantor of Tenant's obligations hereunder shall make an assignment for the benefit of creditors.

         17.4 Any voluntary or involuntary petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under any section or chapter of the Federal Bankruptcy Act, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankruptcy or insolvent in proceedings filed thereunder.

         17.5 A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder.

         17.6 Tenant shall desert or vacate the Premises.

         17.7 Any writ of execution, attachment, or garnishment shall be levied against any interest of Tenant in this Lease, the Premises, or any property located in the Premises.

      18. REMEDIES. If Tenant defaults under this Lease, then following notice and fifteen (15) days to cure any non-monetary default, or, without any notice or demand to Tenant whatsoever other than the requirements of Section 3.3 for monetary default, Landlord shall have the right (but not any duty) to exercise, on a cumulative basis, any or all of the following remedies:

         18.1 Landlord may continue this Lease in full force and effect, and proceed to collect all Rent when due.

         18.2 Without prejudice to any other remedy which Landlord may have, Landlord may continue this Lease in full force and effect and may enter the Premises under full and free license from Tenant, to expel or remove Tenant and any others who may be occupying or within the Premises, to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction, forcible entry or detainer and relet all or any portion thereof to other parties for Tenant's account. Landlord's consent to any proposed new tenant offered by Tenant shall not be unreasonably withheld considering such proposed new tenant's creditworthiness, use of the

Premises and demand on the Building systems. Tenant shall pay to Landlord on demand all costs Landlord incurs in entering the Premises and reletting them, including, without limitation, brokers' commissions, expenses of repairs and remodeling, attorneys' fees, and all other actual costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. During the term of any reletting, Tenant shall pay to Landlord the Rent due under this Lease on the dates due, less any net rents Landlord receives from any reletting.

         18.3 Landlord may, without any notice or demand whatsoever, terminate Tenant's rights under this Lease at any time. From and after any such termination, Landlord shall have the right to recover from Tenant all costs, expenses, losses and damages caused by, resulting from or incurred in connection with said default and/or termination including, but not limited to:

                  18.3.1 An amount equal to all unpaid Rent that had accrued prior to the time of termination of this Lease;

                  18.3.2 An amount equal to (a) the amount of Rent that would have accrued under this Lease between (i) the date of termination of this Lease, and (ii) the date the calculation is made under this Subsection 18.3.2 if this Lease had not been so terminated; less (b) any net amounts of rent actually received by Landlord with respect to such time period; plus

                  18.3.3 An amount equal to (a) the present value of all Rent (assuming that the Additional Rent payable hereunder for the future will be the same as for the most recent Lease Year) which would have accrued under this Lease had this Lease not been terminated, for the period of time between (i) the date of calculation of the amounts due under Subsection 18.3.2, and (ii) the date the Lease Term would have expired if this Lease had not been so terminated; less (b)the present value of rent at that time being actually collected for comparable leases in the immediate geographic area of the Project; and

                  18.3.4 An amount equal to (a) all actual costs and expenses, including but not limited to attorneys' fees, that have been incurred by Landlord prior to the date the calculation of said amounts is made, plus (b) the present value of all costs and expenses, including but not limited to attorneys' fees, that with reasonable certainty are likely to be incurred thereafter by Landlord, which are reasonably necessary to compensate Landlord for all economic losses proximately caused by Tenant's default.

In computing the present value of amounts for purposes of this Subsection 18.3, a capitalization rate deemed reasonable and appropriate by Landlord at the time of the computation shall be used.

         18.4 Without any showing of need or the presence of any statutory or common law grounds, all of which requirements are hereby expressly waived, Landlord may have a receiver appointed to take possession of and relet the Premises, in accordance with Subsection 18.2. Tenant shall pay to Landlord on demand all costs Landlord incurs in connection therewith.

         18.5 Landlord may cure any default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum to cure any default, the sum so paid by Landlord shall be immediately due from Tenant to Landlord on demand, and shall bear interest at the Default Rate from the date paid by Landlord until Landlord shall have been reimbursed by Tenant. Said sum, together with interest thereon, shall be Additional Rent.

         18.6 Landlord may apply all or part of the Security Deposit, as provided in Section 3.4 and/or the Letter of Credit as set forth in Section 1.9.

         18.7 Landlord may exercise any or all other rights or remedies available at law or equity, including, without limitation, the right to obtain restraining orders, injunctions and decrees of specific performance.

         18.8 Landlord may obtain an injunction by any court of competent jurisdiction restraining any threatened breach or any continuing breach of any of Tenant's covenants hereunder.

Any right granted in this Section 18 to Landlord in the event of a default by Tenant hereunder shall apply to any extension or renewal of this Lease. No act or thing done by Landlord or Landlord's employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises. No waiver by Landlord of any default of Tenant hereunder shall be implied from any inaction by Landlord on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. The receipt by Landlord of Rent with knowledge of the breach of any covenant of Tenant contained in this Lease shall not be deemed a waiver of such breach. If on the Commencement Date or thereafter during the Lease Term, Tenant shall be in default in the payment of rent to Landlord pursuant to the terms of any other lease(s) at the Building with Landlord or with Landlord's predecessor in interest, Landlord may, at Landlord's option and without notice to Tenant, add the amount of such arrearages to any monthly installment of Base Rent or Additional Rent payable hereunder and the same shall be payable to Landlord as Additional Rent.

         19. ATTORNEYS' FEES. If Landlord or Tenant brings any action under this Lease or consults or places said Lease with an attorney concerning, or for the enforcement of Landlord's or Tenant's rights hereunder or if Landlord places with an attorney any amount payable by Tenant hereunder, the non-prevailing party agrees in each and any such case to pay the prevailing party all costs, including, but not limited to, court costs and attorney's fees in connection therewith.

         20. LIENS. Tenant will not permit any lien to be placed upon the Premises, the Building or any improvements thereon during the Lease Term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant. All persons contracting with Tenant for the construction and installation of improvements to or alteration or repair of the Premises and all materialmen, contractors, mechanics and laborers are hereby charged with notice that they must look to Tenant's interest in the Premises only to secure payment of any bill for work done or materials furnished during the Lease Term. In the case of the filing of any such lien, Tenant will promptly pay or otherwise discharge the same. If default in payment or discharge thereof shall continue for twenty (20) days after notice thereto from Landlord to Tenant, Landlord shall have the right at Landlord's option of paying the same without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much Additional Rent hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on demand.

         21. WAIVER OF SUBROGATION. Each party to this Lease (the "Waiving Party") hereby waives any cause of action it might have against the other party hereto on account of any loss or damage that is covered by any insurance policy that covers the Premises, Tenant's fixtures, personal property, leasehold improvements or business and which names Tenant as a party insured, it being understood and agreed that this provision is cumulative of Section 10 hereof.

         22. TENANT'S INSURANCE.

                           (i) All-risk property insurance, insuring Tenant's
                  interest in its improvements to the Premises and any and all furniture, fixtures, equipment, supplies, inventory, contents and other property owned, leased, held or possessed by Tenant and contained therein, such insurance coverage to include business interruption insurance in an amount not less than Five Million and No/100 Dollars ($5,000,000). Such insurance shall be in an amount equal to the full replacement cost of such improvements and property, as such may increase from time to time, without deduction for depreciation, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler and machinery, flood, glass breakage and sprinkler leakage, and naming Landlord as loss payee as its interest may appear;

                           (ii) worker's compensation insurance required by
                  applicable law;

                           (iii) comprehensive or commercial general liability
                  insurance on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, and covering Tenant's indemnification obligations imposed by Paragraph 15 of this Lease, the limits of such policy or policies to be in amounts not less than One Million and No/100 Dollars ($1,000,000) in primary liability coverage and Two Million and No/100 Dollars ($2,000,000) in excess liability coverage; and

                           (iv) primary automobile liability insurance with
                  limits of not less than One Million and No/100 Dollars ($1,000,000) per occurrence, covering owned and non-owned vehicles used by Tenant.

         Landlord retains the right, in its sole discretion, to increase the amount of insurance required to be carried by Tenant not more frequently than annually based on such factors as inflation, Tenant's insurance claims history, the advice of Landlord's insurance advisors and any other relevant factors. Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Building or Premises a waiver by the insurer of all right of subrogation against the other (and, with respect to Tenant's insurance, against Landlord's property manager) in connection with any loss or damage insured against. To the full extent permitted by law,

Landlord and Tenant each waives all right of recovery against the other (and, with respect to Tenant, against Landlord's property manager), and agrees to release the other from liability for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided, however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies licensed to do business in the State of Florida reasonably satisfactory to Landlord and shall be noncancellable except after thirty (30) days written notice to Landlord. Each policy shall name Landlord, Landlord's property manager and any other person designated by Landlord as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord's property manager, or other designated person covering the same loss. Tenant shall deliver duly executed certificates of such insurance to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term. No insurance policy or policies required to be carried by Tenant will be subject to more than a $5,000 00 deductible limit without Landlord's prior written consent, which shall not be unreasonably withheld considering the requirements of Landlord's investors, insurers and/or lenders. Landlord reserves the right to require Tenant to carry such other insurance (including, without limitation and as applicable, plate glass insurance, automobile liability insurance, builder's risk insurance and liquor liability insurance) and endorsements in such amounts as Landlord in its sole discretion may deem necessary or appropriate. If Tenant fails to take out or keep in force any insurance required to be carried by Tenant, or to provide evidence of the same, Landlord shall have the right, but shall not be obligated, to obtain such insurance at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the cost thereof upon demand. If, due to the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor from Landlord and evidence of such loss. Landlord makes no representation that the minimum limits of liability specified to be carried by Tenant hereunder are adequate to protect Tenant.

         23. BROKERAGE. Continental Real Estate Companies Commercial Properties Corp. ("CREC") shall be paid a commission by Landlord in connection with this Lease, in accordance with a separate agreement. CREC shall pay a portion of such commission to Greater Miami Investments, Inc., in accordance with a separate agreement. Tenant represents and warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than with the broker specifically identified above, and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant, other than with the brokers specifically identified above.

         24. BUILDING NAME. Without the prior written consent of Landlord, Tenant shall not use the words "Brickell BayView Centre" or the name of the Building for any purposes other than as the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right to change the name or number by which the Building or the Project is designated.

         25. ESTOPPEL CERTIFICATES. Tenant shall furnish from time to time when requested by Landlord or the holder of any deed to secure debt or mortgage covering the Building, the Premises, or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such certifications and representations deemed appropriate by Landlord or the holder of any deed to secure debt or mortgage covering the Building, the Premises or any interest of Landlord therein, and Tenant shall, within ten (10) days following receipt of said certificate from Landlord, return a fully executed copy of said certificate to Landlord. If Tenant fails to return a fully executed copy of such certificate to Landlord within said period, Tenant shall have approved and confirmed all of the provisions contained in such certificate.

         26. NOTICES. Each provision of this Lease, or of any applicable laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

         26.1 All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Address set forth in Section 1.5 or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith, and

         26.2 Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested), addressed to the parties hereto at the respective addresses set forth in Article 1 or at such other address as either of said parties shall have theretofore specified by written notice delivered in accordance herewith.

         27. FORCE MAJEURE. When a period of time is prescribed for any action to be taken by either party, other than Tenant's monetary obligations, neither party shall be liable or responsible for and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of either party.

         28. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         29. AMENDMENTS; BINDING EFFECT. This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties thereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

         30. QUIET ENJOYMENT. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord, subject to the terms and conditions of this Lease.

         31. GENDER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         32. JOINT AND SEVERAL LIABILITY. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

         33. CAPTIONS. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

         34. EXHIBITS AND ATTACHMENTS. All exhibits, attachments, riders and addenda referred to in this Lease are incorporated into this Lease and made a part hereof for all intents and purposes.

         35. NO JOINT VENTURE. Landlord and Tenant are not and shall not be deemed to be partners or joint venturers with each other.

         36. TIME OF THE ESSENCE. Time is of the essence with regard to each provision of this Lease.

         37. EVIDENCE OF AUTHORITY. If Tenant is other than a natural person, Tenant shall deliver to Landlord such legal documentation as Landlord may request to evidence the authority of those signing this Lease to bind the Tenant.

         38. GOVERNING LAW. This Lease shall be construed and interpreted in accordance with and governed by the laws of the State of Florida.

         39. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties, and there is no other agreement between the parties relating in any manner to the Project.

      40. EXCULPATION. The term Landlord as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Landlord's interest in the Building. Tenant acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Landlord shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder, and Tenant shall look solely to Landlord's interest in the Building for the collection of any judgment (or enforcement or any other judicial process) requiring the payment of money by Landlord with respect to any of the terms covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Tenant or its successors or assigns.

      41. COVENANTS ARE INDEPENDENT. Each covenant of Landlord and Tenant under this Lease is independent of each other covenant under this Lease, and no default by either party in performance of any covenant shall excuse the other party from the performance of any other covenant.

      42. RIGHT TO RELOCATE. Landlord shall have the unrestricted and unconditional right to relocate Tenant from the Premises to any other substantially similar office space in the Project. Landlord may only exercise such right one (1) time during the Lease Term. Landlord shall deliver notice to Tenant of Landlord's desire to relocate Tenant, together with a proposal for the area to which such Premises shall be relocated. Should Landlord exercise its right to relocate Tenant under this Section, (i) expenses of said relocation or of any necessary renovation or alteration, as calculated by Landlord prior to any relocation, shall be paid by Landlord, and (ii) following such relocation, the substituted space shall for all purposes thereinafter constitute the Premises and all terms and conditions of this Lease shall apply with full force and effect to the Premises so relocated, and (iii) Tenant shall be given a rent abatement equal to two (2) months of Base Rent following the relocation. If Tenant has not relocated its premises within sixty (60) days after Landlord notifies Tenant of Landlord's desire to relocate Tenant, Landlord shall have the right to terminate this Lease by giving notice of such termination to Tenant (the "Termination Notice"). Such termination shall be effective upon any date selected by Landlord in the Termination Notice which is at least ten (10) days after the Termination Notice. Tenant hereby further covenants and agrees to promptly execute and deliver to Landlord any lease amendment or other such document appropriate to reflect the changes in the Lease described or contemplated above.

      43. HAZARDOUS MATERIALS.

         43.1 Tenant shall not cause or permit any Hazardous Material (as defined in Subsection 43.3 below) to be brought, kept or used in or about the Building by Tenant, its agents, employees, contractors or invitees. Tenant hereby indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the term of this

Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in the Building caused or permitted by Tenant results in any contamination of the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building to the conditions existing prior to the introduction of such Hazardous Material to the Building; provided that the Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained.

         43.2 Notwithstanding any provision in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment, or subletting of the Premises if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

         43.3 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste", "extremely hazardous waste", or "restricted hazardous waste" or similar term under the law of the jurisdiction parking facilities which Landlord shall provide for the use of tenants of the Building. Rent for such parking spaces shall be at the then prevailing monthly parking rate for said Building parking facilities, as set forth in Section 1.13. Parking space rental due hereunder shall be deemed Additional Rent, payable in the same manner as Rent set forth in Section 3 hereof. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of automobiles or other vehicles or the contents thereof, while in or about the Building parking facilities. Landlord hereby reserves the right to alter the methods used to control parking, and Landlord may establish such controls and rules and regulations (e.g., parking stickers to be affixed to vehicles) regarding parking that Landlord may deem desirable and may amend them from time to time in Landlord's sole discretion. Without liability, Landlord shall have the right to tow or otherwise remove vehicles parked improperly, vehicles blocking ingress or egress lanes, and vehicles violating parking rules, at the expense of the offending tenant and/or the owner of the vehicle.

         44. INTERPRETATION. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

         45. NO RECORDATION OF LEASE. Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record. Notwithstanding the foregoing, the Landlord shall be entitled to record a memorandum of lease, without Tenant's consent.

Special Provisions. The special provisions attached hereto as EXHIBIT "D" and incorporated herein by reference, if any, shall control if in conflict with any of the foregoing provisions of this Lease.

         SIGNED, SEALED AND DELIVERED as of the date first above written.

WITNESSES:                          TENANT:

                                    CONTINUCARE, PROPERTY CORP.
                                    a Florida corporation

                                    By:                                  (seal)
------------------------------             ----------------------------------
                                    Its:
Print Name:
            ------------------             -----------------------------------

                                    Attest:                              (seal)
------------------------------             ----------------------------------
                                    Its:
Print Name:
            ------------------             -----------------------------------
                                                     (CORPORATE SEAL)

-------------------------------     -------------------------------------------
Date Executed:                      Tenant's Employee Identification Number

         By the execution and delivery of this Lease, Tenant has made and shall be deemed to have made a continuous and irrevocable offer to lease the Premises, on the terms contained in this Lease, subject only to acceptance by Landlord (as evidenced by Landlord's signature hereon), which Landlord may accept in its sole and absolute discretion.

WITNESSES:                      LANDLORD:

                                DORAL PARK JOINT VENTURE, a Florida joint venture, as tenant in common as to an undivided 60.2% interest

                                LENNAR MORTGAGE HOLDINGS CORPORATION, a Florida corporation, as tenant in common as to an undivided 17.1% interest

                                LNR/CREC BRICKELL BAYVIEW LIMITED PARTNERSHIP, a Florida limited partnership, as tenant in common as to an undivided 5% interest

                                UNIVERSAL AMERICAN REALTY CORPORATION, a
                                Delaware corporation, as tenant in common as to an undivided 17.7% interest

                                By: DORAL PARK JOINT VENTURE, a
                                    Managing Co-Tenant

                                    By: Leisure Colony Management Corp.,
                                        a Florida corporation, joint venture

                                By:
                                       ---------------------------------------
                                Name:
                                       ---------------------------------------
                                Its:
                                       ---------------------------------------
                                Attest:
                                       ---------------------------------------

                                By: Lennar Park JV, Inc. a Florida corporation,
                                    joint venture

                                By:
                                       ---------------------------------------
                                Name:
                                       ---------------------------------------
                                Its:
                                       ---------------------------------------
                                Attest:
                                       ---------------------------------------

-------------------------------------------------
Name:
     --------------------------------------------

-------------------------------------------------
Name:
     --------------------------------------------